Exhibit 99.1

HEARTLAND OIL AND GAS CORP.

FOR IMMEDIATE RELEASE

Heartland Secures $12 Million Financing

www.heartlandoilandgas.com

VANCOUVER, British Columbia - August 20, 2003 - Heartland Oil and Gas Corp. (OTCBB:HOGC) announces that it has entered into agreements for equity private placements of US$12,000,000.

Under the terms of one of the private placements, Heartland has agreed to sell 2,754,695 Units at a purchase price of $3.20 per Unit, for total aggregate proceeds of $8,815,024. Each Unit is comprised of one share of common stock and one stock purchase warrant to purchase one-half of one share of common stock for the additional consideration of $3.84 per share for three years. The offering is expected to close within two business days. Heartland will be obligated to file a registration statement with the Securities and Exchange Commission within 60 days of the closing. The registration statement will qualify the resale of the shares of Heartland's common stock issued in the private placement and the shares which are issuable upon exercise of the warrants.

The Company has also entered into agreements in principle relating to the issuance and sale of 995,305 Units at a purchase price of $3.20 per Unit for total aggregate proceeds of $3,184,976. Each Unit is comprised of one share of Series A Preferred convertible shares and one stock purchase warrant to purchase one-half of one share of common stock for the additional consideration of $3.84 per share. Each preferred share is convertible into one common share for no additional consideration. The closing of the preferred share offering is subject to the company entering into definitive agreements and amending its authorized capital to create the class of preferred shares, which requires shareholder approval. The preferred shares will not bear interest.

The placement agent for the each of the offerings was Irvine-based C. K. Cooper & Company.

The funds will be used to further the development of Heartland's Forest City Basin Coal Bed Methane ("CBM") project, to acquire additional CBM acreage and for general working capital.

Heartland has now completed the drilling of its first five well program on its Engleke acreage and expects the wells to be completed and flowing by mid September 2003.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

THIS NEWS RELEASE DOES NOT CONSTITUTE ANY OFFER OF ANY SECURITIES FOR SALE.

For more information contact:

Investor Relations at Heartland Oil and Gas Corp., 1866 693 5500 info@heartlandoilandgas.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the prompt closing of the private placement financing within two business days, the qualification for resale of the common stock sold pursuant to the private placement, the development of Heartland 's drilling and completion of its initial pilot program on its Forest City Basin CBM project and the acquisition of additional CBM acreage.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration and unforeseen difficulties which may arise prior to the anticipated closing of the private placement or with the registration of the common stock issued pursuant to the private placement. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2002 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.